Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

ALBERTSONS COMPANIES, INC.

and

the other parties hereto

Dated as of June 9, 2020

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of June 9, 2020 and is by and among Albertsons Companies, Inc. (the “Company”), Cerberus, Colony Financial, Kimco, Klaff, Lubert-Adler, Schottenstein, Preferred Investors and the Individual Stockholders (each as defined below).

BACKGROUND

WHEREAS, the Company, Albertsons Investor Holdings LLC (“AIH”) and KIM ACI LLC (“KIM ACI”) were party to that certain Stockholders’ Agreement, dated as of December 3, 2017, pursuant to which the Company granted registration rights to AIH, KIM ACI and distributees of shares of Class A Common Stock, from AIH and KIM ACI (the “Stockholders Agreement”);

WHEREAS, as of the date hereof, the Company is issuing to the Preferred Investors shares of the Company’s 6.75% Series A-1 Convertible Preferred Stock, par value $0.01 per share or shares of the Company’s 6.75% Series A Convertible Preferred Stock (collectively, the “Preferred Stock”) pursuant to that certain Investment Agreement, dated as of May 20, 2020 (the “Investment Agreement”). The Preferred Stock will, among other things, be convertible into shares of Series A Convertible Preferred Stock, Class A Common Stock or Class A-1 Common Stock, as applicable, in accordance with the terms of the Certificates of Designations of the Preferred Stock (the “Certificate of Designations”);

WHEREAS, the Company intends to file a Registration Statement under the Securities Act on Form S-1 with the SEC providing for the registration with the SEC of the sale of Class A Common Stock of the Company (or such successor entity), which may include the sale by certain holders of Class A Common Stock, including parties to this Agreement (the “IPO”);

WHEREAS, in connection with the IPO, each of AIH and KIM ACI shall distribute to its equityholders shares of Class A Common Stock owned by AIH and KIM (the “Distribution”);

WHEREAS, in connection with the issuance of the Preferred Stock, the Company, AIH and KIM ACI have terminated the terms of the Stockholders Agreement pertaining to registration rights, and each of the ABS Holders acknowledges and agrees that any registration rights contained therein are of no further force or effect;

WHEREAS, the Company now desires to grant registration rights to Cerberus, Colony Financial, Kimco, Klaff, Lubert-Adler, Schottenstein, Preferred Investors and the Individual Stockholders, who will each own Class A Common Stock after the IPO and the Distribution, or in the case of Preferred Investors, upon the conversion of the Preferred Stock (or, if applicable, upon further conversion of the Series A Convertible Preferred Stock and/or Class A-1 Common Stock) (such shares of Class A Common Stock issuable to upon conversion of the Preferred Stock or upon further conversion of the Series A Convertible Preferred Stock and/or Class A-1 Common Stock, the “Conversion Shares”) on the terms and conditions set out in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement:

“ABS Holder” means each member of Cerberus, Colony Financial, Kimco, Klaff, Lubert-Adler, Schottenstein and each Individual Stockholder that is a holder of ABS Registrable Securities or securities exercisable, exchangeable or convertible into ABS Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“ABS Registrable Securities” means all shares of Class A Common Stock acquired prior to, on, or after the date of closing of the IPO and any securities into which such Class A Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company, that are in each case held by a ABS Holder (including any such securities received by an ABS Holder upon the conversion or exchange of, or pursuant to a transaction with respect to, such Class A Common Stock or other securities). As to any ABS Registrable Securities, such Securities will cease to be ABS Registrable Securities when:

(a) a registration statement covering such ABS Registrable Securities has been declared effective and such ABS Registrable Securities have been disposed of pursuant to such effective registration statement;

(b) such ABS Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(c) such ABS Registrable Securities are eligible to be resold without regard to the volume or public information requirements of Rule 144 and the resale of such ABS Registrable Securities is not prohibited by the Company Lock-Up; or

(d) such ABS Registrable Securities cease to be outstanding.

For the avoidance of doubt, Preferred Investors Registrable Securities shall not be deemed to be ABS Registrable Securities.

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Apollo” means the entities listed on the signature pages hereto under the heading “Apollo”.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cerberus” means the entities listed on the signature pages hereto under the heading “Cerberus”.

“Cerberus Entities” means the entities comprising Cerberus, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such Class A Common Stock is reclassified or reconstituted.

“Class A-1 Common Stock” means the shares of Class A-1 Common Stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such Class A-1 Common Stock is reclassified or reconstituted.

“Colony Financial” means the entities listed on the signature pages hereto under the heading “Colony Financial”.

“Colony Financial Entities” means the entities comprising Colony Financial, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Company” has the meaning set forth in the preamble, including any of its successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Lock-Up” means those certain Lock-Up Agreements, dated the date hereof, by and among the Company and the respective ABS Holders listed thereto.

“Conversion Shares” has the meaning set forth in the recitals.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means Financial Industry Regulatory Authority, Inc. or any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means, collectively, each ABS Holder and each Preferred Investor Holder.

“HPS” means the entities listed on the signature pages hereto under the heading “HPS”.

“Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 3.1.

“Individual Stockholder” means those stockholders of the Company who are identified as Individual Stockholders on Schedule A hereto or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“IPO” has the meaning set forth in the recitals.

“Kimco” means the entities listed on the signature pages hereto under the heading “Kimco”.

“Kimco Entities” means the entities comprising Kimco, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Klaff” means the entities listed on the signature pages hereto under the heading “Klaff”.

“Klaff Entities” means the entities comprising Klaff, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Lock-Up” means any agreement pursuant to which a Holder agrees to limitations relating to the transfer of any Registrable Securities, including any agreement entered into with the Company, including pursuant to Section 2.12 hereof, or with any underwriters in connection with any underwritten offering.

“Lock-Up Period” means, with respect to any Lock-Up, the period during which the restrictions of such Lock-Up are in effect.

“Lubert-Adler” means the entities listed on the signature pages hereto under the heading “Lubert-Adler”.

“Lubert-Adler Entities” means the entities comprising Lubert-Adler, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Majority Investors Holder” means each member of Apollo and HPS that is a holder of Preferred Investors Registrable Securities or securities exercisable, exchangeable or convertible into Preferred Investors Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“Other Preferred Investors” means the entities listed on the signature pages hereto under the heading “Other Preferred Investors”.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Post-IPO Total Outstanding Common Stock” means all of the shares of Class A Common Stock outstanding as of immediately after the closing of the IPO.

“Preferred Investors” means, collectively, the entities listed on the signature pages hereto under the headings “Apollo,” “HPS” and “Other Preferred Investors”.

“Preferred Investors Entities” means the entities comprising Preferred Investors, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Preferred Investors Holder” means each member of Preferred Investors that is a holder of Preferred Investors Registrable Securities or securities exercisable, exchangeable or convertible into Preferred Investors Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“Preferred Investors Lock-Up” means the undertaking by the Preferred Investors Entities set forth in Section 5.17 of the Investment Agreement, pursuant to which the Preferred Investors Entities agree not to transfer equity securities of the Company, subject to the exceptions specified therein.

“Preferred Investors Registrable Securities” means all Conversion Shares, and any securities into which such Conversion Shares may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company, that are in each case held by a Preferred Investors Entity (including any such securities received by a Preferred Investors Entity upon the conversion or exchange of, or pursuant to a transaction with respect to, such Conversion Shares or other securities). As to any Preferred Investors Registrable Securities, such Securities will cease to be Preferred Investors Registrable Securities when:

(a) a registration statement covering such Preferred Investors Registrable Securities has been declared effective and such Preferred Investors Registrable Securities have been disposed of pursuant to such effective registration statement;

(b) such Preferred Investors Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(c) such Preferred Investors Registrable Securities are eligible to be resold without regard to the volume or public information requirements of Rule 144; or

(d) such Preferred Investors Registrable Securities cease to be outstanding.

“Preferred Investors Registration Statement” has the meaning set forth in Section 2.11(a).

“Preferred Investors Registration Statement Effective Date” means December 9, 2021.

“Registrable Securities” means, collectively, the ABS Registrable Securities and the Preferred Investors Registrable Securities.

“Registration Expenses” means any and all expenses incurred in connection with the Company’s performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange, or FINRA registration and filing fees;

(b) all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of one counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all fees and expenses incurred in connection with any filings made with or approval of FINRA;

(e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f) any fees and disbursements of counsel (including the fees and disbursements of one separate outside counsel for each Sponsor Demand Holder up to a cap of $35,000 for each such outside counsel, one separate outside counsel for the Preferred Investors Holders and one separate outside counsel for all other ABS Holders, but except as set forth in (b) above, not including any counsel fees of any underwriters) incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Holders;

(g) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities; and

(h) any other fees and disbursements customarily paid by the issuers of securities, but not including (i) any other expenses of the Holders, except as set forth in (f) above, or (ii) any underwriting discounts and commissions and transfer taxes, if any.

“Schottenstein” means the entities listed on the signature pages hereto under the heading “Schottenstein”.

“Schottenstein Entities” means the entities comprising Schottenstein, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Sponsor Demand Holders” means the Cerberus Entities, the Colony Financial Entities, the Kimco Entities, the Klaff Entities, the Lubert-Adler Entities and the Schottenstein Entities.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

Section 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified.

(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Right to Demand a Non-Shelf Registered Offering. Following the six month anniversary of the date of closing of the IPO, and so long as the Company is not eligible to use Form S-3, upon the demand of one or more Sponsor Demand Holders (subject to any applicable Lock-Up Period), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the ABS Registrable Securities requested by such Sponsor Demand Holders to be included in such offering. Any demanded non-shelf registered offering may, at the Company’s option, include (i) shares to be sold by the Company for its own account, (ii) shares owned by officers or directors of the Company or other ABS Holders who have contractual rights to be included therein and (iii) shares to be sold by ABS Holders that exercise their related piggyback rights on a timely basis in accordance with Section 2.2. Notwithstanding the foregoing, Sponsor Demand Holders may not demand a non-shelf registered offering unless (i) (a) the amount of ABS Registrable Securities requested to be sold by the demanding Sponsor Demand Holders in such offering is equal to at least five percent (5%) of the total amount of Post-IPO Total Outstanding Common Stock, or (b) such request includes all of the remaining ABS Registrable Securities held by such Sponsor Demand Holders, and (ii) the holders of a majority of the then outstanding ABS Registrable Securities consent in writing to such demand for a non-shelf registered offering.

Section 2.2 Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Class A Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), any non-demanding ABS Holders and Preferred Investors Holders may exercise piggyback rights to have included in such offering Registrable Securities held by them (subject to any applicable Lock-Up, the Preferred Investors Lock-Up and the cutback procedures set forth in Section 2.10). The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering. For the avoidance of doubt, if one or more Sponsor Demand Holders exercise the demand set forth in Section 2.1, each ABS Holder (including such Sponsor Demand Holders) shall have the right to sell shares in the offering on a “pro rata” basis with “pro rata” being determined by dividing the number of ABS Registrable Securities held or beneficially owned by an ABS Holder (including such Sponsor Demand Holder) as of the date of this Agreement by the number of ABS Registrable Securities held or beneficially owned by all ABS Holders as of such date.

Section 2.3 Right to Demand and be Included in a Shelf Registration. Without limiting any obligation under a Lock-Up, upon the demand of one or more Sponsor Demand Holders, made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell the ABS Registrable Securities on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of ABS Registrable Securities held by the ABS Holders. Any shelf registration filed by the Company covering shares other than a Preferred Investors Registration Statement (whether pursuant to a Sponsor Demand Holder’s demand or the initiative of the Company) will cover ABS Registrable Securities held by each of the ABS Holders up to the highest common percentage of their ABS Registrable Securities, which highest common percentage will be agreed upon by the Sponsor Demand Holders taking into account any advice of any potential underwriters, after consultation with the Company, to limit the number shares included in such shelf registration. Any such shelf registration statement will cover only such number of Registrable Securities of each ABS Holder that is permitted to be sold under any Lock-Ups applicable to such ABS Holder.

Section 2.4 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more of the Sponsor Demand Holders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of shares off of an effective shelf registration statement (other than a Preferred Investors Registration Statement). In connection with any underwritten shelf takedown (whether pursuant to the exercise of a Sponsor Demand Holder’s demand rights, a Majority Investors Holder’s demand rights or at the initiative of the Company with respect to an offering of Class A Common Stock for its own account), the ABS Holders and Preferred Investors Holders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf, subject to the Preferred Investors Lock-Up and the cutback procedures in Section 2.10. Notwithstanding the foregoing, Sponsor Demand Holders may not demand a shelf takedown for an underwritten offering (including block-trades and overnight transactions) unless (i) the amount of ABS Registrable Securities requested to be sold by the demanding Sponsor Demand Holders in such transaction is equal to at least five percent (5%) of the total amount of Post-IPO Total Outstanding Common Stock or (ii) such request includes all of the remaining ABS Registrable Securities included in such shelf registration statement held by such demanding Sponsor Demand Holders. The ABS Holders and the Preferred Investors Holders shall not be permitted to exercise piggyback rights if a Sponsor Demand Holder or the Majority Investors Holders, as applicable, demands a “takedown” of shares through a block-trade or an overnight transaction.

Section 2.5 Right to Reload a Shelf. Upon the written request of a Sponsor Demand Holder, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf (other than a Preferred Investors Registration Statement) in order to register up to the number of ABS Registrable Securities previously taken down off of such shelf by such ABS Holder and not yet “reloaded” onto such shelf. The Sponsor Demand Holders and the Company will consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner. Any such shelf registration statement will cover only such number of ABS Registrable Securities of each ABS Holder that is permitted to be sold under any Lock-Ups applicable to such ABS Holder.

Section 2.6 Limitations on Demand and Piggyback Rights.

(a) Notwithstanding anything in this Agreement to the contrary, the first two demands by Sponsor Demand Holders, whether a non-shelf offering or an underwritten takedown, must be for underwritten, marketed, registered offerings only.

(b) Any demand for the filing of a registration statement (other than a Preferred Investors Registration Statement) or for a registered offering or takedown (including an offering or takedown off of a Preferred Investors Registration Statement) will be subject to the constraints of any applicable Lock-Ups, and such demand must be deferred until such constraints no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Each Sponsor Demand Holder other than the Colony Financial Entities shall be permitted a maximum of an aggregate of three demands for underwritten offerings pursuant to Section 2.1 or Section 2.4. The Colony Financial Entities shall be permitted a maximum of an aggregate of one demand for an underwritten offering pursuant to Section 2.1 or Section 2.4. Sponsor Demand Holders are permitted to make joint demands and aggregate the number of ABS Registrable Securities set forth in their requests so as to meet the minimum requested ownership thresholds set forth in Sections 2.1 and 2.4.

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to effect more than one demand registration in any 30-day period (with such 30-day period commencing on the closing date of any underwritten offering pursuant to a preceding demand registration); provided that (i) if a Sponsor Demand Holder consummated a demand for a “takedown” of shares through a block trade or an overnight transaction in such 30 day period, this provision shall not apply to a subsequent demand registration (including a “takedown” of shares) by a Majority Investors Holder in such 30-day period and (ii) if a Majority Investors Holder consummated a demand for a “takedown” of shares through a block trade or an overnight transaction in such 30-day period, this provision shall not apply to a subsequent demand registration (including a “takedown” of shares) by a Sponsor Demand Holder in such 30-day period.

(d) Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-4 or a Form S-8 registration statement or a successor form, (ii) where the shares of Class A Common Stock are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than shares of Class A Common Stock, even if such securities are convertible into or exchangeable or exercisable for shares of Class A Common Stock.

(e) The Company may postpone the filing or the effectiveness of a demand registration, including an underwritten shelf takedown, if, based on the good faith judgment of the Board of Directors of the Company, upon consultation with outside counsel, such filing, the effectiveness of a demand registration, or the consummation of an underwritten shelf takedown, as the case may be, would (i) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Company or any of its subsidiaries or (ii) require disclosure of material information that has not been, and is otherwise not required to be, disclosed to the public, the premature disclosure of which the Board of Directors of the Company, after consultation with outside counsel to the Company, believes would be detrimental the Company, provided that the Company shall not be permitted to impose any such blackout period more than two times in any 12-month period and provided further that any such delay shall not be more than an aggregate of 120 days in any 12-month period.

Section 2.7 Notifications Regarding Registration Statements. In order for one or more Sponsor Demand Holders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number ABS Registrable Securities sought to be registered, the proposed plan of distribution and the requested filing date of the registration statement or pricing date of any requested underwritten offering. The Company will keep the ABS Holders and the Preferred Investors Holders reasonably apprised of any registration of Class A Common Stock, whether pursuant to a Sponsor Demand Holder demand, an Majority Investors Holder demand or otherwise, with respect to which a piggyback opportunity is available, or any shelf takedown. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

Section 2.8 Notifications From the Company.

(a) If the Company at any time proposes or is required to register the offer and sale of any Class A Common Stock under the Securities Act on its behalf or on behalf of any of its stockholders (other than a Preferred Investors Registration Statement), including pursuant to an underwritten shelf takedown, whether or not on behalf of Sponsor Demand Holders or Majority Investors Holders exercising a demand under this Agreement, on a form and in a manner that would permit registration of the ABS Registrable Securities and Preferred Investors Registrable Securities, the Company shall give each ABS Holder and each Preferred Investors Holder written notice of its intent to do so not less than 15 days prior to the contemplated filing date for the relevant registration statement or prospectus supplement (provided that, in the case of a block trade or overnight transaction pursuant to an existing shelf registration statement, the Company shall notify each ABS Holder and each Preferred Investors Holder as soon as reasonably possible and no later than two days prior to such filing date).

(b) Any ABS Holder or Preferred Investors Holder wishing to exercise its piggyback rights must notify the Company of the number of ABS Registrable Securities or Preferred Investors Registrable Securities, as the case may be, it wishes to include in such offering. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the fifth trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the fifth trading day prior to the date on which the pricing of the relevant takedown occurs.

(c) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

Section 2.9 Plan of Distribution, Underwriters and Counsel.

(a) Non-Shelf Registered Offerings and Marketed Shelf Takedowns. Each underwritten offering through a non-shelf registration statement or through an underwritten marketed shelf takedown will have at least two active joint book-runners, one selected by the Sponsor Demand Holder or Sponsor Demand Holders, or the Majority Investors Holders if in connection with demand from a Majority Investors Holder, and the other chosen by the Company, in each case, reasonably acceptable to the other party. Such Sponsor Demand Holder or Sponsor Demand Holders, or Majority Investors Holders, as the case may be, will also be entitled to select one counsel for the selling ABS Holders and one counsel for the selling Majority Investors Holders, as the case may be (which may be the same as counsel for the Company).

(b) Shelf Registration Statements. Each shelf registration statement (including a Preferred Investors Registration Statement), or a prospectus supplement relating to such shelf registration statement, shall include a plan of distribution that provides as much flexibility as is reasonably possible, including with respect to resales by transferee ABS Holders or Preferred Investors Holders.

(c) Block-Trade or Overnight Transactions. With respect to ABS Registrable Securities, to the extent that ABS Registrable Securities are permitted to be sold in a block-trade or overnight transaction, and with respect to any Preferred Investors Registrable Securities, the relevant Sponsor Demand Holder or Sponsor Demand Holders, or Majority Investors Holders, as the case may be, may select the underwriter and determine the plan of distribution.

Section 2.10 Cutbacks. If the managing underwriters advise the Company and the selling ABS Holders and Preferred Investors Holders that, in their opinion, the number of shares of Class A Common Stock requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution (including the price) of the shares of Class A Common Stock being offered, such offering will include only the number of shares of Class A Common Stock that the underwriters advise can be sold in such offering.

(a) In the case of an offering pursuant to a demand from one or more Sponsor Demand Holders, the Registrable Securities to be included in such offering will be reduced by (i) only including the total number of ABS Registrable Securities of the ABS Holders in such offering as can be included with each such ABS Holder entitled to include its pro rata share (determined in accordance with Section 2.2), (ii) second, to the extent that all ABS Registrable Securities being sold for the account of the ABS Holders can be included, then if the Preferred Investors Holders elect to sell Preferred Investors Registrable Securities in the offering, only including the total number of Preferred Investors Registrable Securities of the Preferred Investors Holders as can be included with each such Preferred Investors Holder entitled to include its pro rata share (subject to the Preferred Investors Lock-Up and determined in accordance with Section 2.2), (iii) third, to the extent that all ABS Registrable Securities being sold for the account of the ABS Holders and all Preferred Investors Registrable Securities being sold for the account of the Preferred Investors Holders can be included, then if the Company elects to sell shares of Class A Common Stock in the offering for its own account, only including the total number of shares to be offered by the Company as can be included (in addition to all such ABS Registrable Securities being sold for the account of the ABS Holders and all such Preferred Investors Registrable Securities sold for the account of the Preferred

Investors Holders), and (iv) fourth, if all shares being sold for the account of the ABS Holders, the Preferred Investors Holders and the Company can be included, any other shares held by stockholders other than the Holders entitled to be included therein.

(b) In the case of an offering pursuant to a demand from one or more Majority Investors Holders, the Registrable Securities to be included in such offering will be reduced by (i) only including the total number of Preferred Investors Registrable Securities of the Preferred Investors Holders in such offering as can be included with each such Preferred Investors Holder entitled to include its pro rata share (subject to the Preferred Investors Lock-Up and determined in accordance with Section 2.2), (ii) second, to the extent that all Preferred Investors Registrable Securities being sold for the account of the Preferred Investors Holders can be included, then if the Sponsor Demand Holders elect to sell ABS Registrable Securities in the offering, only including the total number of ABS Registrable Securities of the ABS Holders as can be included with each such ABS Holder entitled to include its pro rata share (determined in accordance with Section 2.2), (iii) third, to the extent that all Preferred Investors Registrable Securities being sold for the account of the Preferred Investors Holders and all ABS Registrable Securities being sold for the account of the ABS Holders can be included, then if the Company elects to sell shares of its Class A Common Stock in the offering for its own account, only including the total number of shares to be offered by the Company as can be included (in addition to all such Preferred Investors Registrable Securities sold for the account of the Preferred Investors Holders and all such ABS Registrable Securities being sold for the account of the ABS Holders), and (iv) fourth, if all shares being sold for the account of the Preferred Investors Holders, the ABS Holders, and the Company can be included, any other shares held by stockholders other than the Holders entitled to be included therein.

(c) In the case of an offering not pursuant to a demand from one or more Sponsor Demand Holders and not pursuant to a demand from one or more Majority Investors Holders (the IPO not being considered a demand from one or more Majority Investors Holders), the Registrable Securities to be included in such offering will be reduced by (i) first only including any shares of Class A Common Stock being sold for the account of the Company, (ii) second, to the extent that all shares of Class A Common Stock being sold for the account of the Company can be included, then only including the total number of ABS Registrable Securities of the ABS Holders and the total number of Preferred Investors Registrable Securities of the Preferred Investors Holders in such offering as can be included (in addition to any such shares of Class A Common Stock being sold for the account of the Company) with each such ABS Holder and Preferred Investors Holder entitled to include its pro rata share (determined in accordance with Section 2.2), or such other share as the ABS Holders and the Preferred Investors Holders agree and (iii) third, if all shares of Class A Common Stock being sold for the account of the Company, the ABS Holders and the Preferred Investors Holders can be included, any other shares of Class A Common Stock held by stockholders other than the Holders entitled to be included therein.

Section 2.11 Preferred Investors Shelf Registration.

(a) Following the closing of the IPO, the Company shall use its reasonable best efforts to (i) prepare and file a registration statement under the Securities

Act to permit the resale of all of the Preferred Investors Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the SEC then in effect) of the Securities Act (together with any additional registration statements filed pursuant to this Section 2.11 an “Preferred Investors Registration Statement”) and (ii) cause such Preferred Investors Registration Statement to become effective no later than the later of (x) the Preferred Investors Registration Statement Effective Date and (y) seven and one-half (7.5) months after the date of closing of the IPO.

(b) The Company will use its reasonable best efforts to cause the Preferred Investors Registration Statement to be continuously effective under the Securities Act, with respect to any Preferred Investors Holder, until the earlier to occur of the following: (i) the date as of which the Preferred Investors Holders no longer hold Registrable Securities and (B) the date on which the Preferred Investors Holders shall have sold all of the Preferred Investors Registrable Securities covered by such Preferred Investors Registration Statement. A Preferred Investors Registration Statement filed with the SEC pursuant to Section 2.11(a) shall be on Form S-1; provided that, if the Company is then eligible, it shall file with the SEC such Preferred Investors Registration Statement on Form S-3; provided further that, in the event that the Company is not then eligible to file a registration statement on Form S-3 in connection with the registration of the resale of Preferred Investors Registrable Securities hereunder, the Company shall undertake to register the Preferred Investors Registrable Securities on Form S-3 as soon as such form is available to the Company, provided that the Company shall maintain the effectiveness of the Preferred Investors Registration Statement then in effect until such time as a Preferred Investors Registration Statement on Form S-3 covering the Preferred Investors Registrable Securities has been declared effective by the SEC. As soon as practicable following the date that a Preferred Investors Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Preferred Investors Entities with written notice of the effectiveness of such Preferred Investors Registration Statement. Upon the demand of any Majority Investors Holder made at any time and from time to time, the Company will facilitate, subject to Section 2.9 and Section 2.10 hereof, a “takedown” of shares off of a Preferred Investors Registration Statement, which “takedown” may be for an underwritten marketed offering, a underwritten non-marketed offering, a non-underwritten offering or “registered direct” transaction or for a block trade or overnight transaction, provided, however, Majority Investors Holders may not demand a shelf takedown for an underwritten offering (including block-trades and overnight transactions) unless (i) the amount of Preferred Investors Registrable Securities requested to be sold by the demanding Majority Investors Holders in such transaction is equal to at least five percent (5%) of the total amount of Post-IPO Total Outstanding Common Stock or (ii) such request includes all of the remaining Registrable Securities of the Majority Investors Holders. In no event shall the Company include any securities other than Preferred Investors Registrable Securities on any Preferred Investors Registration Statement without the prior written consent of the Majority Investors Holders (other than Registrable Securities held by ABS Holders who exercise piggy-back rights in accordance with Section 2.4). For the avoidance of doubt, if one or more Majority Investors Holders exercise the demand set forth in this Section 2.11(b), each Preferred Investors Holder (including such demanding Majority Investors Holder) shall have the right to sell such Preferred Investors Registrable Securities in an offering on a “pro rata” basis with “pro rata” being determined by dividing the number of Preferred Investors Registrable Securities held or beneficially owned by a Preferred Investors Holder (including such demanding Majority Investors Holder) as of the date of this Agreement by the number of Preferred Investors Registrable Securities held or beneficially owned by all Preferred Investors Holders as of such date.

(c) Notwithstanding the registration obligations set forth in Section 2.11(a), if the staff of the SEC informs the Company that all of the Preferred Investors Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company shall promptly inform the Preferred Investors and use its reasonable best efforts to promptly file amendments to the Preferred Investors Registration Statement as required by the staff of the SEC, covering the maximum number of Preferred Investors Registrable Securities permitted to be registered by the staff of the SEC, on Form S-1 or Form S-3, as applicable, or such other form available to register for resale the Preferred Investors Registrable Securities as a secondary offering. In the event the Company amends the Preferred Investors Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to promptly file with the SEC one or more additional Preferred Investors Registration Statements on Form S-1 or Form S-3, as applicable, or such other form available to register for resale those Preferred Investors Registrable Securities that were not registered for resale on the initial Preferred Investors Registration Statement and cause such registration statements to be declared effective on or prior to the sixtieth (60th) day immediately following the filing of such Preferred Investors Registration Statement.

(d) The Company may suspend the Preferred Investors Holders’ use of any prospectus which is a part of the Preferred Investors Registration Statement (in which event the Preferred Investors Holders shall suspend sales of Preferred Investors Registrable Securities pursuant to the Preferred Investors Registration Statement) if, based on the good faith judgment of the Company, upon consultation with outside counsel, such sale would (i) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Company or any of its subsidiaries or (ii) require disclosure of information that has not been, and is otherwise not required to be, disclosed to the public, the premature disclosure of which the Company, after consultation with outside counsel to the Company, believes would be detrimental the Company, provided that the Company shall not be permitted to impose any such blackout period more than two times in any 12-month period and provided further that any such delay shall not be more than an aggregate of 120 days in any 12-month period.

Section 2.12 Lock-Ups.

(a) In connection with any demanded underwritten offering of shares of Class A Common Stock pursuant to this Agreement, the Company, and its directors and executive officers will agree (whether or not such party is participating in the offering) to be bound by the Lock-Up restrictions (i) set forth in the underwriting agreement, with respect to the Company, and (ii) agreed to with the underwriters in such offering, with respect to the directors and executive officers of the Company (which shall not be materially more restrictive than the lock-up agreements entered into by the Company directors and executive officers in such offering and, in any event, under which the lock-up period shall not exceed (i) 90 days in connection with the first two underwritten demand offerings and (ii) 45 days in connection with the third underwritten demand and thereafter, in each case, from the pricing date of such offering). The Lock-Ups for Company directors and executive officers shall contain customary carve-outs, including, but not limited to, sales pursuant to Rule 10b5-1 plans entered into before any notice of such underwritten offering, sales in connection with the payment of taxes and sales of Class A Common Stock underlying expiring options or similar securities within six months of the date of such Lock-Up. In the event a Form 4 needs to be filed as a result of such transaction, notice shall be provided to the managing underwriters.

(b) In connection with any primary underwritten offering of shares of Class A Common Stock at the initiation of the Company or a secondary offering pursuant to this Agreement, each Holder will enter into a customary lock-up agreement with the underwriters of any such offering, which lock-up agreements shall not be materially more restrictive than the lock-up agreements entered into by the Company directors and executive officers in such offering and, in any event, under which the lock-up period shall not exceed (i) 90 days in the case of a marketed underwritten offering in connection with or prior to the second offering pursuant to a demand from one or more Sponsor Demand Holders and (ii) 45 days otherwise.

(c) In connection with any secondary underwritten offering of shares of Class A Common Stock other than pursuant to this Agreement, each Holder that “beneficially owns” (as such term is defined under the Exchange Act) five percent (5%) or more of the outstanding Class A Common Stock will enter into a customary lock-up agreement with the underwriters of any such offering, which lock-up agreements shall not be materially more restrictive than the lock-up agreements entered into by the Company directors and executive officers in such offering and, in any event, under which the lock-up period shall not exceed 30 days.

Section 2.13 Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Holders will be borne by the Company, including the reasonable and documented fees and expenses of one counsel for each Sponsor Demand Holder up to a cap of $35,000 for each such outside counsel and one counsel for all other participating ABS Holders in an underwritten offering, or, in the case of a Preferred Investors Registration Statement, the reasonable and documented fees and expenses of one counsel for the Preferred Investors Holders. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to (i) ABS Registrable Securities sold for the account of an ABS Holder will be borne by such Holder and (ii) Preferred Investors Registrable Securities sold for the account of the Preferred Investors Holders will be borne by the participating Preferred Investors. Notwithstanding anything to the contrary in this Section 2.13, if a Sponsor Demand Holder withdraws its demand, the Company shall not be required to pay the Registration Expenses unless such withdrawal counts as one of such Sponsor Demand Holder’s available demands.

Section 2.14 Facilitating Registrations and Offerings.

(a) If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of any Holder, the Company will fulfill its specific obligations as described in this Section 2.14.

(b) In connection with a Preferred Investors Registration Statement and each registration statement that is demanded by ABS Holders or as to which piggyback rights otherwise apply, the Company will use its reasonable best efforts to:

(i) prepare and file with the SEC a registration statement covering the applicable Registrable Securities, file amendments thereto as warranted, seek the effectiveness thereof, and file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Holders and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(ii) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment (other than Exchange Act filings incorporated by reference and unrelated to the offering) to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Holders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; reasonably consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by counsel for the selling Holders or any underwriter available for discussion of such documents;

(iii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus (other than Exchange Act filings incorporated by reference and unrelated to the offering), provide copies of such document to counsel for the Holders and underwriters; reasonably consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iv) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v) notify each Holder promptly, and, if requested by such Holder, confirm such advice in writing, (A) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 of the Securities Act, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (C) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (D) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) furnish counsel for each underwriter, if any, and one counsel for the Holders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vii) comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(viii) obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

(c) In connection with any non-shelf registered offering or shelf takedown that is demanded by Holders or as to which piggyback rights otherwise apply, the Company will:

(i) reasonably cooperate with the selling Holders and the sole underwriter or managing underwriter(s) of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold, if any, and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole underwriter or managing underwriter(s) of an underwritten offering of shares, if any, may reasonably request at least five days prior to any sale of such shares;

(ii) furnish to each Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares of Class A Common Stock; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Holder and underwriter in connection with the offering and sale of the shares of Class A Common Stock covered by the prospectus or the preliminary prospectus;

(iii) use reasonable best efforts to register or qualify the shares of Class A Common Stock being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Holder holding Registrable Securities covered by a registration statement, shall reasonably request; use reasonable best efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and each such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that in each case under this paragraph (iii), the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of shares in connection therewith) in any such jurisdiction;

(iv) cause all shares of Class A Common Stock being sold to be qualified for inclusion in or listed on the New York Stock Exchange or the primary securities exchange on which shares issued by the Company are then so qualified;

(v) reasonably cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi) use reasonable best efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be reasonably requested by the Holders or the lead managing underwriter of an underwritten offering; and

(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such shares and in connection therewith:

(A) make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters;

(C) obtain “cold comfort” letters and updates thereto from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(D) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders providing for, among other things, the appointment of an agent for the selling Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d) In connection with each registration and offering of shares to be sold by Holders, the Company will, in accordance with customary practice, make available for inspection by one representative of the Sponsor Demand Holders or Preferred Investors Holders, as applicable, and underwriters and any counsel, accountant or consultant retained by the Sponsor Demand Holders or Preferred Investors Holders, as applicable, or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel, accountant, or consultant in connection with their due diligence exercise.

(e) Each Holder that holds shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of shares by such Holder and the proposed distribution by such Holder of such shares as the Company may from time to time reasonably request in writing.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to Article II, the Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder who sells Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners or members (and the directors, officers, employees, members, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each, and “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Registrable Securities by such Holder or any termination of this Agreement.

Section 3.2 Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Article II, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Registrable Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 3.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.1 or Section 3.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by such indemnifying party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

Section 3.4 Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 3.1, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.5 Non-Exclusivity. The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IV

OTHER

Section 4.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) if transmitted by facsimile, if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

if to Cerberus:

c/o Cerberus Capital Management, L.P.

875 Third Avenue, 11th Floor

New York, NY 10022

Attention: Lenard Tessler

                 Alex Benjamin, Esq.

with an additional copy (not constituting notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Stuart D. Freedman, Esq.

                 Antonio L. Diaz-Albertini, Esq.

if to Colony Financial:

c/o Colony Capital, Inc.

515 South Flower Street, 44th Floor

Los Angeles, CA 90071

Attention: Director – Legal Department

and:

c/o Colony Capital, Inc.

590 Madison Avenue

34th Floor

New York, NY 10022

Attention: David Schwarz

with an additional copy (not constituting notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Adam Turteltaub

                 Michael Brandt

if to Kimco:

c/o Kimco Realty Corporation

3333 New Hyde Park Road, Suite 100

New Hyde Park, NY 11042

Attention: Raymond Edwards and Bruce Rubenstein

with an additional copy (not constituting notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Philip Richter and Steven G. Scheinfeld, Esq.

if to Klaff:

Klaff Realty, L.P.

35 E. Wacker Drive

Suite 2900

Chicago, IL 60601

Attention: Hersch M. Klaff

with an additional copy (not constituting notice) to:

Fox, Swibel, Levin & Carroll, LLP

200 W. Madison Street, Suite 3000

Chicago, IL 60603

Attention: Laurie A. Levin

if to Lubert-Adler:

Lubert-Adler Partners

The FMC Tower

2929 Walnut Street, Suite 1530

Philadelphia, PA 19104

Attention: Dean Adler

                 R. Eric Emrich

with an additional copy (not constituting notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Richard J. Campbell

if to Schottenstein:

Jubilee Limited Partnership

4300 E. Fifth Ave.

Columbus, OH 43219

Attention: Ben Kraner

Tod H. Friedman, Esq.

if to Apollo:

c/o Apollo Global Management, Inc.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Justin Korval, Partner, Laurie Medley, General Counsel

with an additional copy (not constituting notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Brian P. Finnegan, Esq.; Tracey A. Zaccone, Esq.

Facsimile: (212) 492-0079; (212) 492-0085

E-mail: bfinnegan@paulweiss.com; tzaccone@paulweiss.com

if to HPS:

HPS Investment Partners, LLC

40 West 57th Street, 33rd Floor

New York, NY 10019

Email: shant.babikian@hpspartners.com

Attention: Shant Babikian

with an additional copy (not constituting notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Stelios G. Saffos, Peter J. Sluka

Email: Stelios.Saffos@lw.com

if to any Other Preferred Investor, to such party at the address set forth opposite such Other Preferred Investor on Schedule B.

if to any Individual Stockholder:

c/o Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

Section 4.2 Assignment. Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company; provided, however, that any Holder may assign its respective rights and obligations under this Agreement in whole or in part to any of its respective Affiliates (in each case under this Section 4.2, not including a portfolio company), or through an in-kind distribution to its direct or indirect equityholders without the consent of any other party (unless such in-kind distribution would be prohibited under any applicable Lock-Up); provided, further, that no Holder shall transfer any

Registrable Securities to its Affiliates or through such an in-kind distribution unless such transferees assume the respective rights and obligations of such Holder under this Agreement, including the obligation to deliver Lock-Ups pursuant to Section 2.12. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Holder stating the name and address of any transferee and identifying the number of shares with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such transferee to be bound by the terms of this Agreement.

Section 4.3 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified, or any provision waived, only by a written instrument executed by (i) the Company, (ii) ABS Holders holding a majority of the ABS Registrable Securities subject to this Agreement, provided that the ABS Holders shall not have a right to consent to any amendment, supplement, modification or waiver of Section 2.11 and (iii) Preferred Investors Holders holding a majority of the Preferred Investors Registrable Securities subject to this Agreement; provided that no such amendment, supplement or other modification or waiver shall adversely affect the economic interests of any Holder hereunder, or increase the obligations of any Holder, disproportionately to other Holders without the written consent of such Holder. For the avoidance of doubt, no consent pursuant to this Section 4.3 shall be required in connection with any amendment or revision to Schedule A unless such amendment or revision is to remove a Holder from such schedule at a time when such Holder would otherwise be entitled to registration rights herein. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 4.4 Term. In the event that (i) a Holder ceases to hold any Registrable Securities and (ii) such Holder is not a party to any agreement with the Company restricting such Holder from selling any Registrable Securities other than pursuant to an underwritten offering, then all of such Holder’s rights and obligations under this Agreement shall expire and such Holder will cease to be a “Holder” for all purposes hereunder without any further action of the Company or any other party hereto, provided that the provisions of Article III shall survive the termination of this Agreement with respect to a Holder.

Section 4.5 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 4.6 Rule 144. Without limiting the limitations on sales pursuant to the Company Lock-Up or any Lock-Up with an Underwriter pursuant to an offering of Class A Common Stock, for so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request (including by providing customary legal opinions and certificates required by a transfer agent) so as to enable such Holder to sell shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC, in each case, only to the extent such sales would be permitted under all applicable Lock-Ups. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 4.7 In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, the Company will, only to the extent such in-kind distribution would be permitted under all applicable Lock-Ups, cooperate with such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder, as well as any resales by such transferees under a shelf registration statement covering such distributed shares.

Section 4.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 4.9 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

Section 4.10 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR

PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

Section 4.11 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

Section 4.12 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 4.13 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

Section 4.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

Section 4.15 Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

ALBERTSONS COMPANIES, INC.

By:	/s/ Robert A. Gordon
Name:	Robert A. Gordon
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Registration Rights Agreement]

CERBERUS:

CERBERUS ICEBERG LLC

By:	CERBERUS PARTNERS, L.P., its Management Member
By:	CERBERUS ASSOCIATES, L.L.C., its General Partner

By:	/s/ Mark Neporent
Name:	Mark Neporent
Title:	Senior Managing Director

CERBERUS ALBERTSONS INCENTIVE LLC

By:	CERBERUS CAPITAL MANAGEMENT, L.P., its Managing Member

By:	/s/ Mike Neporent
Name:	Mike Neporent
Title:	Senior Managing Director

[Signature Page to Registration Rights Agreement]

SCHOTTENSTEIN:

JUBILEE ABS HOLDING LLC

By:	/s/ Benton E. Kraner
Name:	Benton E. Kraner
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

KLAFF:

KLA A MARKETS, LLC

By:	/s/ Ryan Levy
Name:	Ryan Levy
Title:	Authorized Signer

K-SATURN, LLC

By:	/s/ Ryan Levy
Name:	Ryan Levy
Title:	Authorized Signer

A-S KLAFF EQUITY, LLC

By:	/s/ Ryan Levy
Name:	Ryan Levy
Title:	Authorized Signer

KLAFF-W LLC

By:	/s/ Ryan Levy
Name:	Ryan Levy
Title:	Authorized Signer

[Signature Page to Registration Rights Agreement]

LUBERT-ADLER: L-A V ABS, LLC

By:	/s/ Gerald A. Ronon
Name:	Gerald A. Ronon
Title:	Managing Partner

LUBERT-ADLER REAL ESTATE FUND V, L.P. (on behalf of itself, and as successor-by merger to LUBERT-ADLER REAL ESTATE PARALLEL FUND V, L.P.)

By:	Lubert-Adler Group V, L.P., its general partner
By:	Lubert-Adler Group V, LLC, its general partner

By:	/s/ Gerald A. Ronon
Name:	/s/ Gerald A. Ronon
Title:	Managing Partner & President

LUBERT-ADLER REAL ESTATE FUND VI, L.P.

By:	Lubert-Adler Group VI, L.P., its general partner
By:	Lubert-Adler Group VI, LLC, its general partner

By:	/s/ Gerald A. Ronon
Name:	Gerald A. Ronon
Title:	Managing Partner & President

[Signature Page to Registration Rights Agreement]

LUBERT-ADLER REAL ESTATE FUND VI-A, L.P.

By:	Lubert-Adler Group VI, L.P., its general partner
By:	Lubert-Adler Group VI, LLC, its general partner

By:	/s/ Gerald A. Ronon
Name:	Gerald A. Ronon
Title:	Managing Partner & President

LUBERT-ADLER REAL ESTATE FUND VI-B, L.P.

By:	Lubert-Adler Group VI-B, L.P., its general partner
By:	Lubert-Adler Group VI-B, LLC, its general partner

By:	/s/ Gerald A. Ronon
Name:	Gerald A. Ronon
Title:	Managing Partner & President

L-A SATURN ACQUISITION, L.P.

By:	L-A Group Saturn, LLC, its general partner

By:	/s/ Gerald A. Ronon
Name:	Gerald A. Ronon
Title:	Managing Partner & President

[Signature Page to Registration Rights Agreement]

L-A ASSET MANAGEMENT SERVICES, L.P.

By:	Lubert-Adler GP - West, LLC, its General Partner

By:	/s/ Gerald A. Ronon
Name:	Gerald A. Ronon
Title:	Managing Partner & President

[Signature Page to Registration Rights Agreement]

KIMCO:

KIM-SFW LLC
By:	Kimco Capital Corp, its sole member

By:	/s/ Raymond Edwards
Name:	Raymond Edwards
Title:	Executive Vice President

KRSX MERGE, LLC

By:	/s/ Raymond Edwards
Name:	Raymond Edwards
Title:	Executive Vice President

KRS ABS LLC
By:	Kimsouth Realty Inc., its sole member

By:	/s/ Raymond Edwards
Name:	Raymond Edwards
Title:	Executive Vice President

[Signature Page to Registration Rights Agreement]

COLONY FINANCIAL:

COLFIN SAFE HOLDINGS, LLC

By:	/s/ Donna Hansen
Name:	Donna Hansen
Title:	Vice President

[Signature Page to Registration Rights Agreement]

APOLLO:

AP AL (PREF BORROWER), L.P.

By:	AP Al Borrower GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

AP AL CO-INVEST (PREF), L.P.

By:	AP Al Holdings GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

AA DIRECT, L.P.

By:	AA Direct GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Registration Rights Agreement]

APOLLO USREF III AL PREF, L.P.

By:	Apollo U.S. Real Estate Advisors III, L.P., its general partner
By:	Apollo U.S. Real Estate Advisors GP III, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO EPF III EQUITY HOLDINGS (DELAWARE), L.P.

By:	Apollo EPF III Advisors, L.P., its general partner
By:	Apollo EPF III Capital Management, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Registration Rights Agreement]

HPS:

ASSURED OFFSHORE, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager
By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

MEZZANINE PARTNERS III, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager
By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

AP MEZZANINE PARTNERS III, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager
By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

[Signature Page to Registration Rights Agreement]

HPS FUND OFFSHORE SUBSIDIARY XI, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager
By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

MP 2019 OFFSHORE AB SUBSIDIARY, L.P.

By:	HPS Mezzanine Management 2019, LLC, its investment manager
By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

MP 2019 ONSHORE MEZZANINE MASTER, L.P.

By:	HPS Mezzanine Management 2019, LLC, its investment manager
By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

[Signature Page to Registration Rights Agreement]

MP 2019 AP MEZZANINE MASTER, L.P.

By:	HPS Mezzanine Management 2019, LLC, its investment manager
By: HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHAT CREDIT FUND, L.P.

By:	OHAT Credit GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA ENHANCED CREDIT STRATEGIES MASTER FUND, L.P.

By:	OHA Enhanced Credit Strategies GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

EAGLE INTERNATIONAL LIMITED

By:	Oak Hill Advisors, L.P. as Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

ILLINOIS STATE BOARD OF INVESTMENT

By:	Oak Hill Advisors, L.P. as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

FUTURE FUND BOARD OF GUARDIANS

By:	Oak Hill Advisors, L.P. as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

INDIANA PUBLIC RETIREMENT SYSTEM

By:	Oak Hill Advisors, L.P. as Investment Manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA CENTRE STREET PARTNERSHIP, L.P.

By:	OHA Centre Street GenPar, LLC, its general partner

By:	OHA Centre Street MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA DELAWARE CUSTOMIZED CREDIT FUND HOLDINGS, L.P.

By:	OHA Delaware Customized Credit Fund GenPar, LLC, its general partner

By:	OHA Global GenPar, LLC, its managing member

By:	OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA STRUCTURED PRODUCTS MASTER FUND D, L.P.

By:	OHA Structured Products D GenPar, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing member

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA BLACK BEAR FUND, L.P.

By:	OHA Black Bear GenPar, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing member

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA ARTESIAN CUSTOMIZED CREDIT FUND I, L.P.

By:	OHA Artesian Customized Credit Fund I GenPar, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing member

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA STRATEGIC CREDIT MASTER FUND II, L.P.

By:	OHA Strategic Credit II GenPar, LLC, its general partner

By:	OHA Global PE GenPar, LLC, its managing member

By:	OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OHA CREDIT SOLUTIONS MASTER FUND 2

By:	Oak Hill Advisors, L.P., its portfolio manager

By:	Oak Hill Advisors GenPar, L.P., its general partner

By:	Oak Hill Advisors MGP, Inc., its managing general partner

By:	/s/ Gregory S. Rubin
Name: Gregory S. Rubin
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BEACH POINT SCF X LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

BEACH POINT SCF XI LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BEACH POINT SCF IV LLC

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

PACIFIC COAST INVESTMENT FUND LLC

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BEACH POINT SCF MULTI-PORT LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

LLOYDS BANK PENSION SCHEME NO. 1

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

LLOYDS BANK PENSION SCHEME NO. 2

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

HBOS FINAL SALARY PENSION SCHEME

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

ASSOCIATED BRITISH FOODS PENSION SCHEME

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

ROYAL MAIL PENSION PLAN

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BEACH POINT SCF 0166 LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

BEACH POINT IPA-OC LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BEACH POINT SELECT FUND LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

BEACH POINT SANGAMON LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BEACH POINT TX SCF LP

By:	Beach Point Capital Management LP, its Investment Manager

By:	/s/ Allan Schweitzer
Name: Allan Schweitzer
Title: Portfolio Manager

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BENEFIT STREET PARTNERS DEBT FUND IV LP
By:	Benefit Street Partners Debt Fund IV GP LP, its general partner
By:	Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its general partner

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

BSP 4 ALBERTSONS HOLDINGS LLC
By:	Benefit Street Partners Debt Fund IV Ultimate GP Ltd., its manager

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

BENEFIT STREET PARTNERS SMA-K L.P.
By:	Benefit Street Partners SMA-K GP L.P., its general partner
By:	Benefit Street Partners SMA-K Ultimate GP LLC, its general partner

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

BENEFIT STREET PARTNERS SMA-C II L.P.
By:	Benefit Street Partners L.L.C. its investment advisor

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

BENEFIT STREET PARTNERS SMA LM LP
By:	Benefit Street Partners SMA LM GP L.P., its general partner
By:	Benefit Street Partners SMA LM Ultimate GP LLC, its general partner

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

BENEFIT STREET PARTNERS SMA-C CO-INVEST L.P.
By:	Benefit Street Partners LLC, its Investment Advisor

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

BENEFIT STREET PARTNERS SMA-O L.P.
By:	Benefit Street Partners SMA-O GP L.P., its general partner
By:	Benefit Street Partners SMA-O Ultimate GP LLC, its general partner

By:	/s/ Todd Marsh
Name: Todd Marsh
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

OAKTREE OPPORTUNITIES FUND XB HOLDINGS (DELAWARE), L.P.

By: Its:	Oaktree Fund GP, LLC General Partner

By: Its:	Oaktree Fund GP I, L.P. Managing Member

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: Authorized Signatory

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

OTHER PREFERRED INVESTORS:

2757730 ONTARIO LIMITED

/s/ Christopher Witkowski
Name: Christopher Witkowski
Title: Director and President

[Signature Page to Registration Rights Agreement]

(Additional signatures on file with Company)